PRICING SUPPLEMENT NO. 4                                          Rule 424(b)(3)
DATED: September 10, 1998                                     File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)



                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B
             With Minimum Maturity of Nine Months from Date of Issue


Principal Amount: $15,000,000  Floating Rate Notes [_]    Book Entry Notes [x]
Original Issue Date: 09/25/98  Fixed Rate Notes [x]       Certificated Notes [_]
Maturity Date: 09/25/2018      CUSIP#: 073928 EZ 2
Option to Extend Maturity:     No  [x]
                               Yes [_]   Final Maturity Date:


                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
-------------            --------                -------             --------
*                        N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:  6.30%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                               Maximum Interest Rate:
[_]     Commercial Paper Rate                      Minimum Interest Rate:
[_]     Federal Funds Rate                         Interest Reset Date(s):
[_]     Treasury Rate                              Interest Reset Period:
[_]     LIBOR Reuters                              Interest Payment Date(s):
[_]     LIBOR Telerate
[_]     Prime Rate
[_]     CMT Rate
Initial Interest Rate:                             Interest Payment Period:

 Index Maturity:

 Spread (plus or minus):

-------------------------------

* Commencing September 25, 2000 and on semi-annual dates thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.



NYFS04...:\25\22625\0122\2041\SUP9158M.550

**    Monthly on the 25th, commencing 10/25/98.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.